Exhibit 99.1

Planet Fitness, Inc. Announces Second Quarter 2017 Results

Total Revenue Increased 17.3% to $107.3 Million

System-Wide Same Stores Sales Increased 9.0%

37 New Planet Fitness Stores Opened System-Wide

Company Raises Full Year Outlook

Hampton, NH, August 9, 2017 – Planet Fitness, Inc. (NYSE:PLNT) today reported financial results for its second quarter ended June 30, 2017.

Second Quarter Fiscal 2017 Highlights

•	Total revenue increased from the prior year period by 17.3% to $107.3 million.
•	System-wide same store sales increased 9.0%.
•

Net income attributable to Planet Fitness, Inc. was $12.4 million, or $0.16 per diluted share, compared to net income attributable to Planet Fitness Inc. of $4.1 million, or $0.11 per diluted share in the prior year period.

•	Net income was $18.0 million, compared to net income of $18.1 million in the prior year period.
•	Adjusted net income(1) increased 28.9% to $21.7 million, or $0.22 per diluted share, compared to $16.8 million, or $0.17 per diluted share in the prior year period.
•	Adjusted EBITDA(1) increased 30.3% to $47.9 million from $36.8 million in the prior year period.
•	37 new Planet Fitness franchise stores were opened during the period, bringing system-wide total stores to 1,403 at June 30, 2017.

(1) Adjusted net income and adjusted EBITDA are non-GAAP measures. For reconciliations of Adjusted EBITDA and Adjusted net income to U.S. GAAP (“GAAP”) net income see “Non-GAAP Financial Measures” accompanying this press release.

Christopher Rondeau, Chief Executive Officer, commented, “We had a great second quarter driven by our relentless commitment to reaching more and more casual and first time gym users with our welcoming, non-intimidating fitness offering. Total revenue increased 17% driven by strong growth in all three of our business segments while system-wide same store sales rose 9%, marking our 42nd consecutive quarter of positive same store sales growth. Through our franchisees’ new store openings along with over $100 million spent annually on national and local advertising programs, we continue to build on our leadership position by capturing additional market share as well as bringing new consumers into the fitness industry.  Importantly, we’ve been able to expand Planet Fitness in a highly profitable manner evidenced by the 30% increase in second quarter adjusted EBITDA thanks to our asset-light business model that includes our fast-growing, high-margin Franchise segment. I am confident that our compelling concept and powerful brand recognition combined with unmatched system-wide leadership and resources will allow us to capitalize on opportunities that drive long-term value for our shareholders.”

Operating Results for the Second Quarter Ended June 30, 2017

For the second quarter 2017, total revenue increased $15.8 million or 17.3% to $107.3 million from $91.5 million in the prior year period. By segment:

•	Franchise segment revenue, which includes commission income, increased $8.3 million or 28.2% to $37.8 million from $29.5 million in the prior year period;
•	Corporate-owned stores segment revenue increased $1.9 million or 7.2% to $28.3 million from $26.4 million in the prior year period; and
•

Equipment segment revenue increased $5.6 million or 15.8% to $41.2 million from $35.6 million. This increase was driven by an increase in replacement equipment sales to existing franchisee-owned stores and equipment sales related to new store openings.

System-wide same store sales increased 9.0%. By segment, franchisee-owned same store sales increased 9.3% and corporate-owned same store sales increased 4.3%.

For the second quarter of 2017, net income was $18.0 million, or $0.16 per diluted share, compared to net income of $18.1 million, or $0.11 per diluted share, in the prior year period. Adjusted net income increased 28.9% to $21.7 million, or $0.22 per diluted share, from $16.8 million, in the prior year period. Adjusted net income has been adjusted to reflect a normalized federal income tax rate of 39.5% for the current year period and the comparable prior year period and excludes certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”).

Adjusted EBITDA, which is defined as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain non-cash and other items that we do not consider in the evaluation of ongoing operational performance (see “Non-GAAP Financial Measures”), increased 30.3% to $47.9 million from $36.8 million in the prior year period.

Segment EBITDA represents our Total Segment EBITDA broken down by the Company’s reportable segments. Total Segment EBITDA is equal to EBITDA, which is defined as net income before interest, taxes, depreciation and amortization (see “Non-GAAP Financial Measures”).

•

Franchise segment EBITDA increased $7.8 million or 31.6% to $32.5 million driven by royalties from new franchised stores opened since June 30, 2016 as well as higher same store sales and overall margin expansion;

•

Corporate-owned stores segment EBITDA increased $3.3 million or 34.5% to $12.8 million driven primarily by higher monthly and annual revenue, including an increase in same store sales, and improved operating margin; and

•

Equipment segment EBITDA increased by $2.0 million or 24.8% to $9.8 million driven by an increase in replacement equipment sales to existing franchisee-owned stores and equipment sales related to new store openings.

Secondary Offering

In May 2017, the Company completed a secondary offering of 16,085,510 shares of its Class A common stock at a price of $20.28 per share. All of the shares sold in the offering were offered by certain existing holders of limited liability company units of Pla-Fit Holdings, LLC and certain holders of Class A common stock affiliated with Consumer Partners, LLC, together referred to as the “Selling Stockholders.” The Company did not receive any proceeds from the sale of shares of Class A common stock offered by the Selling Stockholders.

Debt Refinancing

In May 2017, the Company amended its credit facility to reduce the interest rate margin for term loan borrowings by 50 basis points, with an additional 25 basis point reduction in rate in the future if the Total Net Leverage Ratio (as defined in the credit agreement) is less than 3.50 to 1.00. The amendment also reduced the interest rate margin for revolving credit line borrowings by 25 basis points.

2017 Outlook

For the year ending December 31, 2017, the Company now expects:

•	Total revenue between $409 million and $415 million;
•	System-wide same store sales growth in the 8% to 9% range; and
•	Adjusted net income of $75 million to $77 million, or $0.76 to $0.78 per diluted share.

Presentation of Financial Measures

Planet Fitness, Inc. (the “Company”) was formed in March 2015 for the purpose of facilitating the initial public offering (the “IPO”) and related recapitalization transactions that occurred in August 2015, and in order to carry on the business of Pla-Fit Holdings, LLC (“Pla-Fit Holdings”) and its subsidiaries. As the sole managing member of Pla-Fit Holdings, the Company operates and controls all of the business and affairs of Pla-Fit Holdings, and through Pla-Fit Holdings, conducts its business. As a result, the Company consolidates Pla-Fit Holdings’ financial results and reports a non-controlling interest related to the portion of Pla-Fit Holdings not owned by the Company.

The financial information presented in this press release includes non-GAAP financial measures such as EBITDA, Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted to provide measures that we believe are useful to investors in evaluating the Company’s performance. These non-GAAP financial measures are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with, GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted should not be construed as an inference that the Company’s future results will be unaffected by similar amounts or other unusual or nonrecurring items. See the tables at the end of this press release for a reconciliation of EBITDA, Adjusted EBITDA, Total Segment EBITDA, Adjusted net income, and Adjusted net income per share, diluted, to their most directly comparable GAAP financial measure.

The non-GAAP financial measures used in our full-year outlook will differ from net income and net income per share, diluted, determined in accordance with GAAP in ways similar to those described in the reconciliations at the end of this press release. We do not provide guidance for net income or net income per share, diluted, determined in accordance with GAAP or a reconciliation of guidance for Adjusted net income and Adjusted net income per share, diluted, to the most directly comparable GAAP measure because we are not able to predict with reasonable certainty the amount or nature of all items that will be included in our net income and net income per share, diluted, for the year ended December 31, 2017. These items are uncertain, depend on many factors and could have a material impact on our net income and net income per share, diluted, for the year ended December 31, 2017.

Investor Conference Call

The Company will hold a conference call at 4:30 pm (ET) on August 9, 2017 to discuss the news announced in this press release. A live webcast of the conference call will be accessible at www.planetfitness.com via the “Investor Relations” link. The webcast will be archived on the website for one year.

About Planet Fitness

Founded in 1992 in Dover, N.H., Planet Fitness is one of the largest and fastest-growing franchisors and operators of fitness centers in the United States by number of members and locations. As of June 30, 2017, Planet Fitness had approximately 10.4 million members and 1,403 stores in 48 states, the District of Columbia, Puerto Rico, Canada and the Dominican Republic. The Company's mission is to enhance people's lives by providing a high-quality fitness experience in a welcoming, non-intimidating environment, which we call the Judgement Free Zone®. More than 95% of Planet Fitness stores are owned and operated by independent business men and women.

Investor Contact:

Brendon Frey, ICR

brendon.frey@icrinc.com

203-682-8200

Media Contacts:

McCall Gosselin, Planet Fitness

mccall.gosselin@pfhq.com

603-957-4650

Julia Young, ICR

julia.young@icrinc.com

646-277-1280

Forward-Looking Statements

This press release contains certain statements, approximations, estimates and projections with respect to our anticipated future performance, especially those under the heading “2017 Outlook,” (“forward-looking statements”). Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of the business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and financial condition may differ materially from those indicated in the forward-looking statements. Important factors that could cause our actual results to differ materially include risks and uncertainties associated with competition in the fitness industry, the Company’s and franchisees’ ability to attract and retain new members, changes in consumer demand, changes in equipment costs, the Company’s ability to expand into new markets, operating costs for the Company and franchisees generally, availability and cost of capital for franchisees, acquisition activity, developments and changes in laws and regulations, our substantial indebtedness, our corporate structure and tax receivable agreements, general economic conditions and the other factors described in the Company’s annual report on Form 10-K for the year ended December 31, 2016, and the Company’s other filings with the Securities and Exchange Commission. Except as required by law, neither the Company nor any of its affiliates or representatives undertake any obligation to provide additional information or to correct or update any information set forth in this press release, whether as a result of new information, future developments or otherwise.

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of operations

(Unaudited)

(Amounts in thousands, except per share amounts)

	For the three months ended June 30,		For the six months ended June 30,
	2017	2016	2017	2016
Revenue:
Franchise	$32,791	$25,506	$63,072	$46,997
Commission income	5,003	3,973	11,519	10,159
Corporate-owned stores	28,285	26,383	55,326	52,080
Equipment	41,237	35,610	68,501	65,579
Total revenue	107,316	91,472	198,418	174,815
Operating costs and expenses:
Cost of revenue	31,452	27,801	52,576	51,440
Store operations	14,604	15,760	29,788	30,492
Selling, general and administrative	14,768	12,381	28,588	24,226
Depreciation and amortization	7,894	7,678	15,845	15,382
Other loss (gain)	348	21	316	(165)
Total operating costs and expenses	69,066	63,641	127,113	121,375
Income from operations	38,250	27,831	71,305	53,440
Other expense, net:
Interest expense, net	(9,028)	(6,161)	(17,791)	(12,528)
Other (expense) income	(933)	(160)	(251)	234
Total other expense, net	(9,961)	(6,321)	(18,042)	(12,294)
Income before income taxes	28,289	21,510	53,263	41,146
Provision for income taxes	10,285	3,419	17,393	6,709
Net income	18,004	18,091	35,870	34,437
Less net income attributable to non-controlling interests	5,592	13,959	14,616	26,936
Net income attributable to Planet Fitness, Inc.	$12,412	$4,132	$21,254	$7,501

Net income per share of Class A common stock:
Basic	$0.16	$0.11	$0.30	$0.20
Diluted	$0.16	$0.11	$0.30	$0.20
Weighted-average shares of Class A common stock outstanding:
Basic	79,154	36,771	71,679	36,685
Diluted	79,193	36,773	71,713	36,686

Planet Fitness, Inc. and subsidiaries

Condensed consolidated balance sheets

(Unaudited)

(Amounts in thousands, except per share amounts)

	June 30,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$78,521	$40,393
Accounts receivable, net of allowance for bad debts of $79 and $687 at June 30, 2017 and December 31, 2016, respectively	15,721	26,873
Due from related parties	2,925	2,864
Inventory	1,447	1,802
Restricted assets – national advertising fund	859	3,074
Other receivables	10,550	7,935
Other current assets	7,330	8,284
Total current assets	117,353	91,225
Property and equipment, net of accumulated depreciation of $32,700 as of June 30, 2017 and $30,987 as of December 31, 2016	67,564	61,238
Intangible assets, net	244,437	253,862
Goodwill	176,981	176,981
Deferred income taxes	737,953	410,407
Other assets, net	10,353	7,729
Total assets	$1,354,641	$1,001,442
Liabilities and stockholders' equity (deficit)
Current liabilities:
Current maturities of long-term debt	$7,185	$7,185
Accounts payable	18,532	28,507
Accrued expenses	12,215	19,190
Equipment deposits	7,560	2,170
Deferred revenue, current	20,271	17,780
Payable to related parties pursuant to tax benefit arrangements, current	24,487	8,072
Other current liabilities	565	369
Total current liabilities	90,815	83,273
Long-term debt, net of current maturities	699,175	702,003
Deferred rent, net of current portion	5,166	5,108
Deferred revenue, net of current portion	7,746	8,351
Deferred tax liabilities	1,142	1,238
Payable to related parties pursuant to tax benefit arrangements, net of current portion	702,566	410,999
Other liabilities	4,786	5,225
Total noncurrent liabilities	1,420,581	1,132,924
Commitments and contingencies (note 11)
Stockholders' equity (deficit):
Class A common stock, $.0001 par value - 300,000 shares authorized, 85,649 and 61,314 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	9	6
Class B common stock, $.0001 par value - 100,000 shares authorized, 12,701 and 37,185 shares issued and outstanding as of June 30, 2017 and December 31, 2016, respectively	1	4
Accumulated other comprehensive loss	(1,332)	(1,174)
Additional paid in capital	10,629	34,467
Accumulated deficit	(142,864)	(164,062)
Total stockholders' deficit attributable to Planet Fitness Inc.	(133,557)	(130,759)
Non-controlling interests	(23,198)	(83,996)
Total stockholders' deficit	(156,755)	(214,755)
Total liabilities and stockholders' deficit	$1,354,641	$1,001,442

Planet Fitness, Inc. and subsidiaries

Condensed consolidated statements of cash flows

(Unaudited)

(Amounts in thousands)

	For the six months ended June 30,
	2017	2016
Cash flows from operating activities:
Net income	$35,870	$34,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	15,845	15,382
Amortization of deferred financing costs	942	741
Amortization of favorable leases and asset retirement obligations	184	198
Amortization of interest rate caps	954	221
Deferred tax expense	14,589	6,703
Loss on extinguishment of debt	79	—
Third party debt refinancing expense	1,021	—
Gain on re-measurement of tax benefit arrangement	(541)	—
Provision for bad debts	28	13
Gain on disposal of property and equipment	(323)	(165)
Equity-based compensation	1,012	960
Changes in operating assets and liabilities, excluding effects of acquisitions:
Accounts receivable	11,542	7,785
Due to and due from related parties	(289)	7,531
Inventory	355	3,664
Other assets and other current assets	(3,239)	(3,074)
Accounts payable and accrued expenses	(14,144)	(13,931)
Other liabilities and other current liabilities	(33)	4
Income taxes	(406)	(5,822)
Payable to related parties pursuant to tax benefit arrangements	(7,909)	(6,007)
Equipment deposits	5,390	(1,068)
Deferred revenue	1,826	2,232
Deferred rent	245	282
Net cash provided by operating activities	62,998	50,086
Cash flows from investing activities:
Additions to property and equipment	(14,127)	(4,487)
Proceeds from sale of property and equipment	—	142
Net cash used in investing activities	(14,127)	(4,345)
Cash flows from financing activities:
Principal payments on capital lease obligations	—	(25)
Repayment of long-term debt	(3,592)	(2,550)
Payment of deferred financing and other debt-related costs	(1,278)	—
Premiums paid for interest rate caps	(366)	—
Proceeds from issuance of Class A common stock	26	—
Repurchase and retirement of Class B common stock	—	(1,583)
Dividend equivalent payments	(139)	—
Distributions to Continuing LLC Members	(5,592)	(17,472)
Net cash used in financing activities	(10,941)	(21,630)
Effects of exchange rate changes on cash and cash equivalents	198	123
Net increase in cash and cash equivalents	38,128	24,234
Cash and cash equivalents, beginning of period	40,393	31,430
Cash and cash equivalents, end of period	$78,521	$55,664

Supplemental cash flow information:
Net cash paid for income taxes	$2,914	$5,971
Cash paid for interest	$15,890	$11,479
Non-cash investing activities:
Non-cash additions to property and equipment	$988	$226

Planet Fitness, Inc. and subsidiaries

Non-GAAP Financial Measures

(Unaudited)

(Amounts in thousands, except per share amounts)

To supplement its consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company uses the following non-GAAP financial measures: EBITDA, Total Segment EBITDA, Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted (collectively, the “non-GAAP financial measures”). The Company believes that these non-GAAP financial measures, when used in conjunction with GAAP financial measures, are useful to investors in evaluating our operating performance. These non-GAAP financial measures presented in this release are supplemental measures of the Company’s performance that are neither required by, nor presented in accordance with GAAP. These financial measures should not be considered in isolation or as substitutes for GAAP financial measures such as net income or any other performance measures derived in accordance with GAAP. In addition, in the future, the Company may incur expenses or charges such as those added back to calculate Adjusted EBITDA, Adjusted net income and Adjusted net income per share, diluted. The Company’s presentation of Adjusted EBITDA, Adjusted net income, and Adjusted net income per share, diluted, should not be construed as an inference that the Company’s future results will be unaffected by unusual or nonrecurring items.

EBITDA, Segment EBITDA and Adjusted EBITDA

We refer to EBITDA and Adjusted EBITDA as we use these measures to evaluate our operating performance and we believe these measures provide useful information to investors in evaluating our performance. We have also disclosed Segment EBITDA as an important financial metric utilized by the Company to evaluate performance and allocate resources to segments in accordance with ASC 280, Segment Reporting. We define EBITDA as net income before interest, taxes, depreciation and amortization. Segment EBITDA sums to Total Segment EBITDA which is equal to the Non-GAAP financial metric EBITDA. We believe that EBITDA, which eliminates the impact of certain expenses that we do not believe reflect our underlying business performance, provides useful information to investors to assess the performance of our segments as well as the business as a whole. Our Board of Directors also uses EBITDA as a key metric to assess the performance of management. We define Adjusted EBITDA as net income before interest, taxes, depreciation and amortization, adjusted for the impact of certain additional non-cash and other items that we do not consider in our evaluation of ongoing performance of the Company’s core operations. These items include certain purchase accounting adjustments, stock offering-related costs, and certain other charges and gains. We believe that Adjusted EBITDA is an appropriate measure of operating performance in addition to EBITDA because it eliminates the impact of other items that we believe reduce the comparability of our underlying core business performance from period to period and is therefore useful to our investors in comparing the core performance of our business from period to period.

A reconciliation of Adjusted EBITDA to net income, the most directly comparable GAAP measure, is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to Planet Fitness, Inc.	$12,412	$4,132	$21,254	$7,501
Net income attributable to non-controlling interests	5,592	13,959	14,616	26,936
Net income	$18,004	$18,091	$35,870	$34,437
Interest expense, net	9,028	6,161	17,791	12,528
Provision for income taxes	10,285	3,419	17,393	6,709
Depreciation and amortization	7,894	7,678	15,845	15,382
EBITDA	45,211	35,349	86,899	69,056
Purchase accounting adjustments-revenue(1)	444	8	780	8
Purchase accounting adjustments-rent(2)	191	280	387	462
Transaction fees(3)	1,021	-	1,021	-
Stock offering-related costs(4)	329	1,027	937	1,027
Severance costs(5)	-	43	-	423
Early lease termination costs(6)	719	-	719	-
Other(7)	-	72	(573)	72
Adjusted EBITDA	$47,915	$36,779	$90,170	$71,048
(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the acquisition of Pla-Fit Holdings on November 8, 2012 by TSG (the “2012 Acquisition”). At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.

(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $104, $183, $207, and $268 in the three and six months ended June 30, 2017 and 2016, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $88, $97, $181, and $194 for the three and six months ended June 30, 2017 and 2016, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents transaction fees and expenses related to the amendment of our credit facility in the three months ended June 30, 2017.
(4)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(5)	Represents severance expense recorded in connection with an equity award modification.
(6)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.
(7)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the six months ended June 30, 2017, this amount includes a gain of $541 related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

A reconciliation of Segment EBITDA to Total Segment EBITDA is set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016
Segment EBITDA
Franchise	$32,487	$24,682	$64,519	$48,494
Corporate-owned stores	12,840	9,547	23,533	19,709
Equipment	9,809	7,859	15,904	14,177
Corporate and other	(9,925)	(6,739)	(17,057)	(13,324)
Total Segment EBITDA(1)	$45,211	$35,349	$86,899	$69,056
(1)	Total Segment EBITDA is equal to EBITDA.

Adjusted Net Income and Adjusted Net Income per Diluted Share

As a result of the recapitalization transactions that occurred prior to our IPO, the limited liability company agreement of Pla-Fit Holdings that was amended and restated (the “New LLC Agreement”) designated Planet Fitness, Inc. as the sole managing member of Pla-Fit Holdings. As sole managing member, Planet Fitness, Inc. exclusively operates and controls the business and affairs of Pla-Fit Holdings, LLC. As a result of the recapitalization transactions and the New LLC Agreement, Planet Fitness, Inc. now consolidates Pla-Fit Holdings, and Pla-Fit Holdings is considered the predecessor to Planet Fitness, Inc. for accounting purposes. Our presentation of Adjusted net income and Adjusted net income per share, diluted, gives effect to the consolidation of Pla-Fit Holdings with Planet Fitness, Inc. resulting from the recapitalization transactions and the New LLC Agreement as if they had occurred on January 1, 2016. In addition, Adjusted net income assumes that all net income is attributable to Planet Fitness, Inc., which assumes the full exchange of all outstanding Holdings Units for shares of Class A common stock of Planet Fitness, Inc., adjusted for certain non-recurring items that we do not believe directly reflect our core operations. Adjusted net income per share, diluted, is calculated by dividing Adjusted net income by the total shares of Class A common stock outstanding plus any dilutive options and restricted stock units as calculated in accordance with GAAP and assuming the full exchange of all outstanding Holdings Units and corresponding Class B common stock as of the beginning of each period presented. Adjusted net income and Adjusted net income per share, diluted, are supplemental measures of operating performance that do not represent, and should not be considered, alternatives to net income and earnings per share, as calculated in accordance with GAAP. We believe Adjusted net income and Adjusted net income per share, diluted, supplement GAAP measures and enable us to more effectively evaluate our performance period-over-period. A reconciliation of Adjusted net income to net income, the most directly comparable GAAP measure, and the computation of Adjusted net income per share, diluted, are set forth below.

	Three Months Ended June 30,		Six Months Ended June 30,
	2017	2016	2017	2016

Net income attributable to Planet Fitness, Inc.	$12,412	$4,132	$21,254	$7,501
Net income attributable to non-controlling interests	5,592	13,959	14,616	26,936
Net income	$18,004	$18,091	$35,870	$34,437
Provision for income taxes, as reported	10,285	3,419	17,393	6,709
Purchase accounting adjustments-revenue(1)	444	8	780	8
Purchase accounting adjustments-rent(2)	191	280	387	462
Transaction fees(3)	1,021	-	1,021	-
Stock offering-related costs(4)	329	1,027	937	1,027
Severance costs(5)	-	43	-	423
Early lease termination costs(6)	912	-	1,143	-
Other(7)	-	72	(573)	72
Purchase accounting amortization(8)	4,622	4,843	9,244	9,686
Adjusted income before income taxes	$35,808	$27,783	$66,202	$52,824
Adjusted income taxes(9)	14,144	10,974	26,150	20,865
Adjusted net income	$21,664	$16,809	$40,052	$31,959

Adjusted net income per share, diluted	$0.22	$0.17	$0.41	$0.32

Adjusted weighted-average shares outstanding(10)	98,391	98,569	98,459	98,638
(1)

Represents the impact of revenue-related purchase accounting adjustments associated with the 2012 Acquisition. At the time of the 2012 Acquisition, the Company maintained a deferred revenue account, which consisted of deferred area development agreement fees, deferred franchise fees, and deferred enrollment fees that the Company billed and collected up front but recognizes for GAAP purposes at a later date. In connection with the 2012 Acquisition, it was determined that the carrying amount of deferred revenue was greater than the fair value assessed in accordance with ASC 805—Business Combinations, which resulted in a write-down of the carrying value of the deferred revenue balance upon application of acquisition push-down accounting under ASC 805. These amounts represent the additional revenue that would have been recognized in these periods if the write-down to deferred revenue had not occurred in connection with the application of acquisition pushdown accounting.
(2)

Represents the impact of rent related purchase accounting adjustments. In accordance with guidance in ASC 805 – Business Combinations, in connection with the 2012 Acquisition, the Company’s deferred rent liability was required to be written off as of the acquisition date and rent was recorded on a straight-line basis from the acquisition date through the end of the lease term. This resulted in higher overall recorded rent expense each period than would have otherwise been recorded had the deferred rent liability not been written off as a result of the acquisition push down accounting applied in accordance with ASC 805. Adjustments of $104, $183, $207, and $268 in the three and six months ended June 30, 2017 and 2016, respectively, reflect the difference between the higher rent expense recorded in accordance with GAAP since the acquisition and the rent expense that would have been recorded had the 2012 Acquisition not occurred. Adjustments of $88, $97, $181, and $194 for the three and six months ended June 30, 2017 and 2016, respectively, are due to the amortization of favorable and unfavorable lease intangible assets which were recorded in connection with the 2012 Acquisition and the acquisition of eight franchisee-owned stores on March 31, 2014. All of the rent related purchase accounting adjustments are adjustments to rent expense which is included in store operations on our consolidated statements of operations.

(3)	Represents transaction fees and expenses related to the amendment of our credit facility in the three months ended June 30, 2017.
(4)	Represents legal, accounting and other costs incurred in connection with offerings of the Company’s Class A common stock.
(5)	Represents severance expense recorded in connection with an equity award modification.
(6)	Represents charges and expenses incurred in connection with the early termination of the lease for our previous headquarters.
(7)

Represents certain other charges and gains that we do not believe reflect our underlying business performance. In the six months ended June 30, 2017, this amount includes a gain of $541 related to the adjustment of our tax benefit arrangements primarily due to changes in our effective tax rate.

(8)

Includes $4,086, $4,219, $8,172 and $8,438 of amortization of intangible assets, other than favorable leases, for the three and six months ended June 30, 2017 and 2016, respectively, recorded in connection with the 2012 Acquisition, and $536, $624, $1,072 and $1,248 of amortization of intangible assets for the three and six months ended June 30, 2017 and 2016, respectively, recorded in connection with the acquisition of eight franchisee-owned stores on March 31, 2014. The adjustment represents the amount of actual non-cash amortization expense recorded, in accordance with GAAP, in each period.

(9)	Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three and six months ended June 30, 2017 and 2016 applied to adjusted income before income taxes.
(10)	Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc.

A reconciliation of net income per share, diluted, to Adjusted net income per share, diluted is set forth below for the three and six months ended June 30, 2017 and 2016:

	For the Three Months Ended June 30, 2017			For the Three Months Ended June 30, 2016
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$12,412	79,193	$0.16	$4,132	36,773	$0.11
Assumed exchange of shares(2)	5,592	19,198		13,959	61,796
Net Income	18,004			18,091
Adjustments to arrive at adjusted income before income taxes(3)	17,804			9,692
Adjusted income before income taxes	35,808			27,783
Adjusted income taxes(4)	14,144			10,974
Adjusted Net Income	$21,664	98,391	$0.22	$16,809	98,569	$0.17
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% for the three months ended June 30, 2017 and 2016, applied to adjusted income before income taxes.

	For the Six Months Ended June 30, 2017			For the Six Months Ended June 30, 2016
	Net income	Weighted Average Shares	Net income per share, diluted	Net income	Weighted Average Shares	Net income per share, diluted
Net income attributable to Planet Fitness Inc.(1)	$21,254	71,713	$0.30	$7,501	36,686	$0.20
Assumed exchange of shares(2)	14,616	26,746		26,936	61,952
Net Income	35,870			34,437
Adjustments to arrive at adjusted income before income taxes(3)	30,332			18,387
Adjusted income before income taxes	66,202			52,824
Adjusted income taxes(4)	26,150			20,865
Adjusted Net Income	$40,052	98,459	$0.41	$31,959	98,638	$0.32
(1)	Represents net income attributable to Planet Fitness, Inc. and the associated weighted average shares, diluted of Class A common stock outstanding.
(2)

Assumes the full exchange of all outstanding Holdings Units and corresponding shares of Class B common stock for shares of Class A common stock of Planet Fitness, Inc. Also assumes the addition of net income attributable to non-controlling interests corresponding with the assumed exchange of Holdings Units and Class B common shares for shares of Class A common stock.

(3)	Represents the total impact of all adjustments identified in the adjusted net income table above to arrive at adjusted income before income taxes.
(4)	Represents corporate income taxes at an assumed effective tax rate of 39.5% for the six months ended June 30, 2017 and 2016, applied to adjusted income before income taxes.